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                                                                   Exhibit 10.29







                     EXCESS BENEFIT PLAN FOR MONY EMPLOYEES








                                                       Effective January 1, 1982
                                                      Amended to January 1, 1987


                                                  Restated as of January 1, 1997
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                     EXCESS BENEFIT PLAN FOR MONY EMPLOYEES

1.       Purpose

1.1 The purpose of this Plan is to provide to a select group of highly compensated and management employees of The Mutual Life Insurance Company of New York "MONY" with benefits to replace those benefits which may not be accrued under the Retirement Income Security Plan Employees ("RISPE") and/or the Investment Plan Supplement for Employees of MONY ("MIP") because of limitations imposed by Section 401(a)(17), 401(m), 402(g) 410(b) or other similar sections of the Internal Revenue Code of 1986 (the "Code") and the regulations thereunder. A separate part of this Plan provides, pursuant to Section 3(36) of the Employee Retirement Income Security Act of 1974, benefits for employees to replace those benefits which may not be accrued under RISPE and/or MIP because of limitations imposed by Section 415 of the Code (the "Excess Benefit Plan" portion of the Plan).

1.2 The substantive portion of RISPE and MIP are incorporated by reference into and are a part of this Plan as if set forth here. Any amendments made to the substantive provision shall also be incorporated by reference into the Plan effective as of the effective date of the amendments.

Article II Definitions

2.1 All terms with initial capital letters which are used in RISPE and/or MIP shall have the same definitions as under



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RISPE and/or MIP as the case may be unless specified here or the context otherwise requires.

2.2 Employee means any person engaged in rendering personal services under the direction or control of the Employer or any person receiving disability benefits under the Security Plan for Employees of MONY and shall include leased employees within the meaning of Code Section 414(n)(2), but shall not include Field Underwriters in their capacity as such. Notwithstanding the foregoing, if a plan is maintained for leased employees of the Employer which meets the requirements of Code Section 414(n)(5), the term "Employee" shall not include such leased employees.

1.       DEFINITIONS

1.5 Administrative Committee means the Benefits Committee of the Board of Trustees as provided in Section 11. For purposes of ERISA, the members of the Administrative Committee shall be the named fiduciaries (with respect to the matters for which they are made responsible under the Plan) of the Plan.

         A. MONY means The Mutual Life Insurance Company of New York.

         B. Excess Benefit Plan for MONY Employees means this Excess Benefit Plan for MONY Employees (the "Plan") maintained by MONY.

2.3 Excess Investment Plan Credit means a credit equal to the sum of the dollar amount, if any, of matching Company or



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Employer, Profit Sharing, or Defined Contributions and the dollar amount, if any, of Employee contributions which would have been allocated or contributed under the RISPE or MIP, as the case may be, for a Plan Year, but for (I) the limitations of Code Section 415 the provisions of the paragraph entitled "Overall Limitations on Contributions to this Plan" contained in the Investment Plan, and/or (ii) the limitation of 401(a)(17), 402(g), 401(m), or 410(b) of the Internal Revenue Code, as amended, applicable to the amount of elective deferrals of any Employee for any taxable year; which exceed such contributions which are actually made to the Investment Plan, or allocated under RISPE, as the case may be. In no event, however, will an Employee receive credits under both clause (I) and clause (ii) of this Section 2.3 with respect to contributions that exceed both of said limitations.

An Employee shall only be entitled to have an Excess Investment Plan Credit attributable to Elective 401(k) Deferral Contributions credited to his account under Section 3 hereunder to the extent that he has previously authorized MONY, in a signed writing, to reduce his compensation. The percentage of such authorized reduction in compensation shall not be greater than the maximum aggregated percentage of Elective 401(k) Deferral Contributions then in effect with respect to the Employee under the Investment Plan. [The percentage of such authorized reduction in compensation must correspond to an amendment by the Employee in the amount of Elective 401(k) Deferral Contributions and (expressed as a percentage of compensation) authorized to be contributed with respect to the Employee under the Investment Plan.]



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An Employee shall only be entitled to have an Excess Investment Plan Credit attributable to matching Company Contributions credited to his account under
Section 3 hereunder to the extent that he has previously authorized MONY to reduce his compensation to preserve the unfunded status of this Plan, in no event will any contributions to this Plan actually be made by an Employee or by MONY.

2.4 Excess Retirement Plan Benefit means a benefit equal to the sum of : (I) the dollar amount, if any, of the benefits (including the preretirement annuity death benefit, if applicable) in excess of the benefits payable under the Retirement Plan, and which would have been payable under the Retirement Plan but for the provisions of the section entitled "Code Section 415 Limitations on Benefits" contained in the Retirement Plan, (ii) the dollar amount, if any, which would have been payable under the Retirement Plan, but for the Employee's authorized reduction in compensation pursuant to Subsection H above, and (iii) the dollar amount, if any, of the benefits in excess of the benefits payable under the Non-Qualified Retirement Plan and which would have been payable under the Non-Qualified Retirement Plan (respecting amounts of compensation deferred by an Employee pursuant to the Deferred Compensation Plan), but for the application of the provisions of the section entitled "Limitations of Benefits" contained in the Retirement Plan to the Non-Qualified Retirement Plan.

2.5      OTHER TERMS

         Unless the context otherwise indicates, terms used in this Plan shall have the meaning assigned to them by MONY's Investment Plan and Retirement Plan.



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3.       ELIGIBILITY AND PARTICIPATION

         An Employee shall become a Participant in this Plan only as provided in this Section 3. An Employee eligible to participate in this Plan and who is selected by the Administrative Committee to participate in the Plan shall become a Participant in the Plan at the earlier of:

         (a) his or her election to defer portion of his or her Compensation;

         (b) the first day of the Plan Year in which his or her benefit under the Investment Plan is affected either by the Compensation Limitation or the Contribution Limitation; or

         (c) at such time any of the discretionary payments or matching allocations to be made by the Company or Participating Employer cannot be made to he Investment or Retirement Plan.

4.       BOOKKEEPING ACCOUNT

4.1 Excess Investment Plan Credits shall be credited hereunder to a bookkeeping account established for each eligible Employee as of the same day or days during the Plan Year in which MONY would have made a matching Employer Contributions on behalf of the Employee and/or in which Elective 401(k) Deferral Contributions would have been made with respect to an Employee to the Investment Plan.



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4.2 The Participant may defer any portion of his or her Compensation. Deferral is not limited to amounts that cannot be deferred under the Investment Plan.

4.3 Compensation deferred under the Plan, but will not duplicate contributions made under the Investment and/or Retirement Plan.

4.4 The Company or Participating Employer shall contribute any of the Elective 401(k) deferral contributions that a Participant is eligible to receive but which cannot be made to the Investment or Retirement Plan because of the application of Code Section 401(a)(17) or 401(m) or 410(b).

4.5 Notwithstanding any provision of the Plan to the contrary, the annual Plan Benefits set forth under Article IV shall be determined and coordinated by the Committee so as to prevent any duplication of Plan and Savings Plan benefits.

5.       INVESTMENT RETURN ON EXCESS INVESTMENT PLAN CREDITS

         Prior to and after the commencement of benefits hereunder, MONY shall credit or debit each Employee's Excess Investment Plan Credits in his bookkeeping account with the gains, losses and expenses, if any, which would have accrued had the dollar amount of such credits been invested in the funds then available under the Investment Plan in accordance with the Employee's effective election as to those funds at the time such debit or credit is made. The Employee may elect in writing that MONY shall credit each Excess Investment Plan Credit in his bookkeeping account with the generation interest rate applicable to group annuity



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contracts issued by MONY to fund non-tax-qualified pension plans for the calendar year. The election of generation interest must be made in writing on the appropriate forms and may be made once for each calendar year for all Excess Investment Plan Credits in the Employee's Account during that calendar year (regardless of the year in which they were credited). The foregoing election shall be irrevocable during the calendar year for which it was made. The election of generation interest for any calendar year shall be completely irrevocable and shall effectively cause all future interest on this increment to be generation basis. In the absence of any election, a return paralleling the investment experience of the funds under the Investment Plan shall be credited, as described above. MONY reserves the right to change the manner of crediting interest or any other returns for all future Excess Investment Plan Credits. MONY has the right to limit the Excess Investment Plan Credits that can be subject to this election.

6.       VESTING

         Each Employee shall be vested in Excess Investment Plan Credits made by the Company to his account under this Plan, to the same extent and in the same manner as set forth in the applicable provisions of the Investment Plan. Each Employee shall be vested in Excess Retirement Plan Benefits under this Plan to the same extent and in the same manner as set forth in the applicable provisions of the Retirement Plan.

7.       PAYMENT OF BENEFITS

         A.       Excess Retirement Plan Benefits



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         Excess Retirement Plan Benefits shall be paid to each such Employee or other applicable payee validly designated by or for such Employee under the Retirement Plan, in accordance with an automatic payout provision of the Retirement Plan, or where applicable, in accordance with any effective election made by the Employee or other applicable payee under the Retirement Plan with respect to benefits under the Retirement Plan. Excess Retirement Plan Benefits can only be paid on account of events permitting payment from the Retirement Plan, that is, on account of death, retirement, or termination of service. Excess Retirement Plan Benefits shall commence on the same date and shall be in the same form as the benefits under the Retirement Plan, unless a different payout option is elected by such Employee or other applicable payee; however, the different payout option must be one that is available under the Retirement Plan.

         B.       Excess Investment Plan Credits

         Excess Investment Plan Credits accumulated hereunder shall be paid to each Employee or other applicable beneficiary or payee validly designated by or for such Employee under the Investment Plan, only on account of total and permanent disability, death, termination of service, or retirement in accordance with the automatic payout provision (i.e. a lump sum cash distribution) of the Investment Plan or where applicable, in accordance with any effective election under the Investment Plan with respect to benefits under the Investment Plan. Loans and active service withdrawals of Excess Investment Plan credits are not permitted. Benefits hereunder attributable to Excess



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Investment Plan Credits shall commence on the same date and shall be in the same form as the benefits under the Investment Plan unless a different payout option is elected by such Employee or other applicable payee; however, the different payout option must be one that is available under the Investment Plan.

         C. Notwithstanding any Plan provision to the contrary, no Company or Participating Employer contributions made under this Plan and interest earnings credited on Participant accounts shall be paid with respect to a Participant (or beneficiary) who is terminated for "Cause". For purposes of the Plan, Cause means (a) action by the Participant involving willful and wanton malfeasance and including any wrongful and unlawful act, or (b) the Participant being convicted of a felony directly or indirectly involving the Company. Nothing contained here shall prevent the payment of benefits to a vested Participant who is involuntarily terminated for reasons other than Cause.

8.       ADMINISTRATION

         No provision contained in this Plan shall be deemed to create more than an unfunded and unsecured promise to pay benefits under the Plan from the general funds of MONY. Any amount credited to the account of any Employee will be for bookkeeping purposes only and shall not be considered held in trust or in escrow. To the extent that any person acquires a right to receive payments from MONY under the Plan, such right shall be no greater than the right of any unsecured general creditor or MONY. No trust or fiduciary



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relationship shall be deemed to have been created hereunder for the Employee or his beneficiary.

9.       MISCELLANEOUS

         A.       No Assignment

         No credit or benefit payable under this Plan shall be assignable, transferable or subject to alienation, surrender or anticipation, or to the debts of any person or to legal process, except as may be otherwise provided in the Plan or by law. Notwithstanding the above, however, where the Administrative Committee has received an order, analogous to a qualified domestic relations order, benefits will be payable in a lump sum only for Investment Plan credits or Retirement Plan allocations, or in an annuity form for Retirement Plan defined benefit payments.

         B.       No Employee Rights

         Nothing contained herein shall in any way obligate MONY to retain any Employee in its employment for any period of time, nor in any way affect MONY's right to change at any time any Employee's rate of salary, the method or conditions for payment thereof, or any other aspect of any Employee's employment.

         C.       No Additional Tax Liability to MONY

         If, as a result of receiving benefits from this Plan, any person is subject to a higher rate or different form of taxation than would have been the case had benefits been paid from the Retirement Plan or the Investment Plan without



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regard to any limitations imposed by ERISA, MONY shall in no way be liable for any portion of the additional tax burden, and such person shall have no recourse whatsoever against MONY.

         D.       Interpretation of Plan

         MONY shall have the exclusive right to interpret this Plan and to decide any matters arising hereunder in the administration of the Plan.

         E.       Governing Law

         This Plan shall be construed, enforced and administered according to the laws of the State of New York and any federal law or regulation governing the provisions or administration of this Plan. In case any provision of the Plan shall be held illegal or invalid for any reason, it shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had not been included therein.

         F.       Amendment and Termination

         MONY reserves the right, at any time and from time to time, to amend or terminate this Plan in whole or in part subject to the approval of the Superintendent of Insurance of the State of New York, if required. No such amendment or termination will reduce any benefits or credits under this Plan as in effect on the day before the effective date of such Plan amendment or termination.



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         Any amendment or termination of the Plan shall be effected by the
Chairman of the Board of MONY by preparing a written instrument setting forth the provisions of the Plan as revised by the amendment and specifying the effective date(s) of the amendment or setting forth the provisions effectuating the termination of the Plan and specifying the effective date of termination.

10.      PARTICIPATION IN THE PLAN BY AN AFFILIATE

10.1 Notwithstanding anything herein to the contrary, with the consent of the Company, an Affiliate may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Affiliate, by a properly executed document evidencing said intent and will of such Participating Affiliate.

10.2 (a) Each such Participating Affiliate shall be required to use the same Trustee as provided in this Plan.

             (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Affiliates, as well as all increments thereof. However, all assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer who contributed such assets.

             (c) The transfer of any Participant from or to an Affiliate participating in this Plan, whether he or she be an Employee of the Company or a Participating Affiliate, shall not affect such Participant's vesting Service under the Plan, and all amounts credited to such Participant's Account Balance as well as his or her accumulated service time with the transferor or predecessor, and his or her length of participation in the Plan, shall continue to his or her credit.



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             (d) All rights and values forfeited by a Separation from Service shall inure only to the benefit of the Company or Participating Affiliate by which the forfeiting Participant was employed at time of Separation from Service.

             (e) Any expenses of the Plan which are to be paid by the Company or borne by the Trust Fund may be paid by each Participating Affiliate in the same proportion that the total amount standing to the credit of all Participants employed by such Participating Affiliate bears to the total standing to the credit of all Participants.

10.3 Each Participating Affiliate shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Affiliate shall be deemed to have designated irrevocably the Company as its agent.

10.4 If an Employee is transferred between Participating Affiliates including the Company and in the event of any such transfer, the Employee involved shall be credited with his or her accumulated Service. No such transfer shall effect a termination of employment hereunder, and the Participating Affiliate to which the Employee is transferred shall thereunder become obligated hereunder with respect to such Employee in the same manner as was the Participating Affiliate from whom the Employee was transferred.

10.5 All contributions made by a Company or Participating Affiliate, as provided for in this Plan, shall be determined separately by each Participating Affiliate, and shall be allocated only among the Participants eligible to the share in the Company or Participating Affiliate making the contribution. The Administrator shall keep separate books and records concerning the affairs of the Company and each Participating Affiliate hereunder and as to the accounts and credits of the Employees of each Participating Affiliate.

10.6 Any Participating Affiliate shall be permitted to discontinue or revoke its participation in the Plan upon 60



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days notice. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any conditions imposed shall be delivered to the Administrative Committee. The Administrative Committee shall thereafter transfer, deliver and assign Fund assets allocable to the Participants of such Participating Affiliate to such new trustee or insurer as shall have been designated by such Participating Affiliate in the event that it has established a separate pension benefit plan for its Employees. If no successor is designated, the Trust shall retain such assets for the Employees of said Participating Affiliate pursuant to the provisions of the Plan. In no such event shall any part of the corpus or income of the Plan as it relates to such Participating Affiliate be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Affiliate, except as may be permitted by law.

10.7 The Administrative Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Affiliates and all Participants, to effectuate the purpose of this Section.

10.8 If any Participating Affiliate is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Affiliate was so prevented from making, may be made, for the benefit of the participating Employees of such Participating Affiliate, by the other Participating Affiliates who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Affiliate shall be limited to the proportion




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of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Affiliates remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

11.      PLAN ADMINISTRATION

11.1     Named Fiduciaries

             MONY's Board of Trustees has the exclusive responsibility and authority to select, retain and remove Named Fiduciaries for this Plan. The Named Fiduciaries of this Plan shall be selected and appointed by MONY's Board of Trustees by action taken by it from time to time. MONY's Board of Trustees shall select and appoint one or more Named Fiduciaries for this Plan each of whom shall jointly have the exclusive responsibility and authority, respectively: (1) to establish the level of benefits with respect to this Plan,
(2) to control and manage the operation of this Plan, (3) to control and manage the administration of this Plan (including the performance of the function of the Plan Administrator of this Plan, and the administration of the claims procedures as described in Section 11.9 below), and (4) to control and manage the disposition of the assets of this Plan which are invested in the Trust in accordance with the terms of the Plan and of the Trust.

             Any person appointed by MONY's Board of Trustees as a Named Fiduciary of this Plan shall indicate, in writing, acceptance of the responsibilities thereby appointed to him or her. Any person so appointed shall agree to perform the duties required of him or her in accordance with the terms of the Plan and, if applicable, of the Trust.

11.2         Administrative Committee

             The Benefits Committee of MONY's Board of Trustees (the "Administrative Committee") shall be the Named




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Fiduciary for the Plan with all fiduciary responsibility concerning the operation of this Plan as well as the exclusive responsibility and authority to control and manage the operation of this Plan in accordance with the terms of the Plan and of the Trust, which authority includes the power to delegate all or a portion of his or her fiduciary duties to one or more officers of MONY, and includes the power: (1) to determine the level of Employer contributions and Employee contributions, if any, the level of benefit accrual and vesting, if any, for Participants, and any other factor affecting the cost or the level of benefits for Participants and others under this Plan, (2) to amend (and authorize Employer funding thereof) or, with the approval of MONY's Board of Trustees, terminate this Plan on behalf of MONY and (3) to determine the long-term investment policy of the Plan and the overall manner in which the Plan should be funded in order to carry out that investment policy.

11.2.1 Administrative Committee Powers and Duties

             The Administrative Committee is allocated such duties and powers as may be necessary to discharge its duties hereunder including, without limitation, the exclusive authority to perform the following functions:

                  (a) To make such rules and regulations as it shall deem
             necessary or proper for the efficient administration of the Plan;

                  (b) To interpret and construe the Plan and to decide any and all matters arising thereunder including, without limitation, the right to remedy possible ambiguities, inconsistencies or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all similarly situated persons and that any such interpretation shall be conclusively binding upon all persons interested in the Plan;




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                  (c) To decide all questions of eligibility to participate in the Plan, to determine all questions regarding entitlement to benefits and to determine the amount, manner and timing of any benefits under the Plan;

                  (d) To determine the competence of a Participant or
             Beneficiary to receive benefits;

                  (e) To monitor the Average Deferral and Contribution
             Percentage Tests under Sections 3.7 and 3.8 each Plan Year and to take action to assure that such tests are satisfied for each Plan Year;

                  (f) To transmit contributions to the Trustee and provide
             information to the Trustee concerning the allocation of such amounts;

                  (g) To authorize disbursements from the Trust provided that any instruction of the Administrative Committee to the Trustee shall be evidenced in writing and signed by any member of the Administrative Committee who has been duly delegated the authority to sign documents on behalf of the Administrative Committee;

                  (h) To prescribe procedures to be followed by Participants or
             Beneficiaries who file applications for benefits;

                  (i) To approve the design of enrollment forms, Beneficiary designation forms and any other forms utilized in the administration of the Plan;

                  (j) To review claims of any person to benefits under the Plan;

                  (k) To prepare and distribute information concerning the Plan;

                  (l) To receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

                  (m) To establish such written procedures as it shall deem
             necessary or proper to determine the



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             qualified status, pursuant to Code Section 414(p) of any domestic relations order received by the Administrative Committee which affects the right of a Participant and any alternate payee to payment of benefits under the Plan and to administer distributions pursuant to any domestic relations order which the Administrative Committee determines to be a qualified domestic relations order within the meaning of Code Section 414(p);

                   (n) To delegate by written instrument to one or more
             administrative subcommittees with respect to each Employer such of the powers and duties allocated herein to the Administrative Committee, as it deems advisable; any such subcommittee shall consist of persons appointed by the Administrative Committee, taking into consideration designations recommended by the principal executive officer of any Employer; and

                   (o) To make recommendations to the Board of Trustees
             concerning amendments to the Plan. The Administrative Committee shall have the full power and authority necessary or appropriate to carry out its responsibilities hereunder, and shall have full discretion in interpreting the Plan and deciding all questions of fact within the scope of its authority.

             No rule or other determination of the Administrative Committee shall be discriminatory in favor of Employees who are officers or Highly Compensated Employees.

11.3         Authorization

             The Administrative Committee shall act by a vote at a meeting or in writing without a meeting pursuant to its procedures. The Administrative Committee may authorize any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept any reply upon any document executed by such authorized person until the Administrative Committee shall deliver to such



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interested person a written revocation of such authorization.

11.4 Plan Administrator

             The Plan Administrator of this Plan is the Benefit Plans Administration Committee which has the exclusive responsibility and authority to control and manage the administration of this Plan (including the administration of the claims appeal procedure described in Section 11.9 below) in accordance with the terms of the Plan and of the Trust, including the power and responsibility: to file all requisite reporting and disclosure forms with governmental agencies, to provide all requisite disclosure forms to Employees, Participants, former Participants and Beneficiaries, to maintain requisite employment, payroll, and other records for this Plan, and to determine all questions involving eligibility, participation, coverage, employment status, compensation, vesting, length of service, benefit accrual, rights and obligations of Employees and others under this Plan, and all other questions arising in the interpretation and administration of this Plan.

             The members of the Benefit Plans Administration Committee (the "BPAC") shall be appointed by the Administrative Committee and may be removed by the Administrative Committee at its discretion. Members of the BPAC may, but need not be, trustees, officers, or Employees of the Employer. Unless the Employer otherwise provides, any member of the BPAC who is an Employee of the Employer at the time of his or her appointment will be considered to have resigned from the BPAC when no longer an Employee.

11.5 Dual Capacity Fiduciaries

             Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including, but not limited to, service on the Administrative Committee, as a member of the Benefit Plans Administration Committee and as a Trustee of the Trust).



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             Nothing herein shall prohibit a Named Fiduciary or any other fiduciary of this Plan from:

         (1) receiving any benefit to which he may be entitled as a Participant, former Participant or Beneficiary of this Plan, so long as his or her benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants, former Participants and Beneficiaries,

         (2) serving as such in addition to being a Trustee, officer, Employee, agent or other representative of the Employer, or

         (3) receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred, in the performance of his or her duties with respect to the Plan, except that no one may receive any additional compensation for services rendered as a Named Fiduciary or other fiduciary of this Plan, if and while an officer or Employee of the Employer.

11.6 Removal or Resignation of Named Fiduciaries

         Any Named Fiduciary may be removed by MONY's Board of Trustees at any time upon written notice to such Named Fiduciary, the Administrative Committee, the Benefit Plans Administration Committee and the Trustees of the Trust. Any Named Fiduciary may resign at any time upon written notice to MONY, to the other members of the Administrative Committee or the Benefit Plans Administration Committee and to the other Trustees of the Trust.

         In the event of a vacancy in the office of a Named Fiduciary arising by reason of the death, removal, resignation, refusal to act, or inability to act, of any Named Fiduciary, MONY's Board of Trustees shall appoint a successor Named Fiduciary who upon acceptance of such appointment shall have the same powers and duties as those conferred upon his or her predecessor Named Fiduciary. Pending the appointment of a successor Named Fiduciary and the acceptance of such appointment, the appropriate



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remaining Named Fiduciaries of this Plan shall have the full power to take any action hereunder.

11.7 Domestic Relations Orders

             Any other provision of the Plan to the contrary notwithstanding, the Administrative Committee shall have all powers necessary with respect to the Plan for the proper operation of Code Section 414(p) with respect to qualified domestic relations orders, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such investment control by the Administrative Committee as the Administrative Committee may deem appropriate, and the Administrative Committee may decide upon and make direct appropriate distributions therefrom. Anything in the preceding paragraph to the contrary notwithstanding, in the case of a domestic relations order entered before January 1, 1985, the Administrative Committee -

(1) shall treat such order as a qualified domestic relations order if the Administrative Committee is paying benefits pursuant to such order on such date, and

(2) may treat any other such order entered before such date as a qualified domestic relations order even if such order does not meet the requirements of the amendments made by section 104 and 204 of the Retirement Equity Act of 1984.

             The QDRO procedures as of the date of this restatement are as follows:

1) Upon receipt of a domestic relations order, the Plan Administrator will determine whether the order is a qualified domestic relations order under the Code and ERISA.

2) The Plan Administrator, upon receipt of a domestic relations order, shall notify the Participant and any existing alternate payees of such receipt. The Plan Administrator shall furnish to the Participant and prospective alternate payee(s) a copy of these procedures.

3) During any time for which the determination of the qualified status of a domestic relations order is being made, the Plan Administrator must defer the payment of any benefits in dispute. These benefits shall be separately accounted for. The Plan Administrator may also limit Participant directed transactions such as withdrawals if required to preserve the amount which would be payable to the alternate payee. This transaction deferral, or segregation of benefits shall continue if after the domestic relations order has been found not to be a QDRO, the Plan Administrator has notice that any deficiencies in the order are being rectified.

4) If, within the 18 month period of the segregation of funds or accounts, the domestic relations order is not determined to be qualified, the amounts held for the alternate payee shall revert back to the persons who would have been entitled to them had there been no domestic relations order, and/or any accounts which were segregated shall no longer be segregated.

5) If, after the 18 month period beginning on the date payments under the domestic relations order would have to begin the order is not found to be qualified, the order is to be applied prospectively only. Under these circumstances the Plan is not liable for payments to an alternate payee for the period before the order is determined to be qualified.

6) Once it is determined whether or not the order is a QDRO, the Plan Administrator shall so notify the Participant and alternate payee(s).

11.8 Payment of Expenses

             The Administrative Committee may engage or employ such suitable actuaries, agents, attorneys, clerks, or other advisors or assistants (who may also be trustees, officers or Employees of the Company or an Affiliate), and pay their reasonable expenses and compensation, as it may determine is necessary for the expeditious and effective performance of its duties under this Plan or they may be paid by the Employer. However, any one so engaged or employed, and any member of the Administrative Committee shall not receive any additional compensation from the Trust for services rendered as a member of the Administrative Committee (or on behalf of the Administrative Committee), if and while a trustee, officer or Employee of the Company or an Affiliate. Any determination by the Employer to pay all or part of any expense shall not in any way limit the Employer's right to determine to have similar or other expenses paid out of the Trust assets at any other time.

11.9         Claims Procedure

             The claims procedure of this Plan shall be administered by the Administrative Committee and shall include:

11.9.1       Claims Denial Procedure

             If a benefit request is wholly or partially denied, the written notice of such decision shall be furnished to the claimant within 31 days after the receipt of the claimant's benefit request by the Administrative Committee, unless special circumstances require an extension of time to process the benefit request. (If such an extension of time for processing the benefit request exceeds 90 days following receipt of the claimant's benefit request by the Administrative Committee, then written notice of the extension shall be furnished to the claimant prior to the expiration of such 90-day period, but in no event may such extension exceed 180 days following receipt of the claimant's benefit request by the Administrative Committee. The extension notice shall indicate the special circumstances requiring an extension of time to process the claimant's benefit request, and the date by which the Administrative Committee expects to render a final decision as to whether or not that benefit request should be wholly or partially denied.) Any written notice to the claimant denying such benefit request shall:

             (1) set forth the specific reason or reasons for denial of the claimant's request for benefit;

             (2) make specific reference to pertinent provisions set forth in the Plan and/or Trust on which the denial is based;

             (3) provide a description of any additional material or information necessary for the claimant to perfect the benefit request;

             (4) provide an explanation of why such material or information is necessary; and

             (5) provide appropriate information as to the steps to be taken if the claimant wishes to submit his or her benefit request for further review under the Plan's claims appeal procedure described in Section 11.9.2 below.

11.9.2       Claims Appeal Procedure

             The claimant or duly authorized representative shall have the right to request a review by the Administrative Committee of the decision to deny such benefit request as described in subsection 11.9.1 above. A written request for a review must be sent by the claimant or duly authorized representative to the Administrative Committee within 60 days after receipt by the claimant of the written notice of the denial of the claimant's benefit request. Along with a request for review, the claimant or duly authorized representative may submit issues and comments in writing to the Administrative Committee for review. Should the claimant or duly authorized representative deem it necessary to review pertinent documents in order to prepare the issues and comments for review, the claimant or representative may make a request to the Administrative Committee to review such pertinent documents within the 60-day period after receipt by the claimant of the written notice of denial of the claimant's benefit request. Such a request for documents shall be honored by the Administrative Committee, and a mutually agreeable time during normal business hours of MONY for review of such documents shall be established.

             Should the 60-day period mentioned above be an insufficient amount of time for the claimant or his or her representative to prepare the issues and comments for review, the claimant or his or her representative may request a 30-day extension by making a written request therefore to the Administrative Committee. The Administrative Committee shall allow such an extension should the complexities of the case warrant same. Such decision shall be made in a uniform and nondiscriminatory manner with respect to all claimants similarly situated.

             The decision of the Administrative Committee shall be final in determining the outcome of any claims appeal procedure described in this Section. Following a full and fair review by the Administrative Committee, it shall promptly provide a copy of its decision in writing to the claimant not later than 60 days after its receipt of the written request from the claimant (or duly authorized representative) to the Administrative Committee for a review of the claimant's claim under such appeal procedure. However, in the event of special circumstances (such as the need to hold a hearing, if the Administrative Committee decides that such is necessary under the claims appeal procedure), the Administrative Committee may require an extension of time for so furnishing a copy of its decision to a date not later than 120 days after its receipt of the written request from the claimant (or duly authorized representative) to the Administrative Committee for a review of the claimant's claim under such appeal procedure. If such an extension of time for the Administrative Committee to furnish a copy of its decision is required because of special circumstances, then the Administrative Committee shall furnish a written notice of such extension to the claimant prior to the commencement of the extension.

             The Administrative Committee's decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions set forth in the Plan and/or Trust on which the decision is based.

             The Administrative Committee shall have such powers as may be necessary to discharge its duties under the Plan's claims appeal procedure as described in this Section. It may adopt such rules, not inconsistent with the provisions of this Plan, as it may deem necessary to efficiently administer such claims appeal procedure. No rule or decision made by the Administrative Committee in administering the Plan's claims appeal procedure shall be discriminatory in favor of Employees who are officers or Highly Compensated Employees.

11.10 Beneficiaries

11.10.1 Subject to Section 10.3, a Participant may designate one or more persons as his or her Beneficiary by filing a Beneficiary designation with the Administrator. Such designation shall be made on the form prescribed for such purpose by the Administrator and in accordance with rules established by the Administrative Committee. In the event a Participant fails to make such a designation, or in the event that no designated Beneficiary survives the Participant, any amount due after the Participant's death shall be paid to the Participant's Surviving Spouse, or if there is no Surviving Spouse, to the Participant's estate. No Beneficiary shall have any right to benefits under the Plan unless he or she shall survive the Participant. If a Participant and his or her Beneficiary die under such circumstances that it is not possible to determine who died first, it shall be presumed that the Participant survived the Beneficiary.

11.10.2 If a Participant has a Surviving Spouse, the Surviving Spouse shall be the Participant's Beneficiary unless the Participant has obtained Spousal Consent to the Participant's designation of another person as Beneficiary.

11.11 Scope of Authority

             The Administrative Committee shall have the full power and authority necessary or appropriate to carry out its responsibilities hereunder, and shall have full discretion in interpreting the Plan and deciding all questions of fact within the scope of its authority.

A.       Incapacity of Recipient

         In the event a Participant, surviving spouse or beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his or her person or of his or her estate is appointed, any benefits under the Plan to which such Participant, spouse or beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his or her person or his or her estate. Except as provided here, when the Committee, in its sole discretion, determines that a Participant, surviving spouse or beneficiary is unable to manage his or her financial affairs, the committee may direct the Company to make distributions to any person for the benefit of such Participant, spouse or beneficiary.

B.       Unclaimed Benefit

         Each Participant shall keep the Committee informed of his or her current address. The committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made know to the Committee within three years after the date of which any payment of the Participant's benefit under this agreement may be made, payment may be made as though the Participant had died at the end of the three year period. If, within one additional year after such three year period has elapsed, or, within three years after the actual death of a

Participant, whichever occurs first, the Committee is unable to locate the spouse or any beneficiary of the Participant, any Plan Benefits held for a Participant, surviving spouse or beneficiary shall be forfeited.

C.       Elections, Application. Notices.

         Every direction, revocation or notice authorized or required under this agreement shall be deemed delivered to the Company or the committee as the case may be: (a) on the date it is personally delivered to the Secretary of the Committee at the Company's executive offices at or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary of the Committee at the offices indicated above, and shall be deemed delivered to a Participant, surviving spouse or beneficiary: (a) on the date it is personally delivered to such individual, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him or her on the records of the Company. Any notice required under this agreement may be waived by the person entitled to it.

D.       Counterparts

         This Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.

E.       Severability

         In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan. This Plan shall be construed and enforced as if such illegal or invalid provision had never been contained here.

F.       Headings

         The headings of Sections of this Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Plan.

G.       Benefits in case of Death

         Designation of Beneficiary

         Each Participant shall specifically designate, by name, on forms provided by the Company, the Beneficiary(ies) who shall receive any benefits which might be payable after death. The designation may be made at any time satisfactory to the Company. If a Participant has not designated a Beneficiary in the manner provided above, the Participant's estate shall be the Beneficiary. A designation of a Beneficiary may be changed or revoked without the consent of the Beneficiary at any time or from time to time in a manner as may be provided by the Company, and the Company shall have no duty to notify any person designated as a Beneficiary of any change in any designation which might affect the person's present or future rights here. If the designated Beneficiary does not survive the Participant, all amounts which would have been paid to the deceased Beneficiary shall be paid to any remaining Beneficiary in that class of Beneficiaries, unless the Participant has designated that the amounts go to the lineal descendants of the deceased Beneficiary. If none of the primary

Beneficiaries survive the Participant, and the Participant did not designate the payments should go to the Beneficiaries' lineal descendants, amounts otherwise payable to the Beneficiaries shall be paid to any successor Beneficiaries designated by the Participant, or if none, to the Participant's estate. Not more than ____ persons, or if a greater number, that number of persons as shall be necessary to permit the Participant to designate as simultaneous Beneficiaries any or all of the Participant's surviving children and spouse, may be named as simultaneous Beneficiaries of any Participant at any one time, and if two or more persons are to be simultaneous beneficiaries, or if the Participant wishes to designate alternative, successor, or contingent Beneficiaries, the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to the multiple, alternative, successor or contingent Beneficiaries, all of which must be satisfactory to the Company. Any payment under this Plan which may be made to a Beneficiary after the death of a Participant shall be made only to the person(s) or trust(s) designated pursuant to this section by the Participant.